Exhibit 10.4

FOR BANK USE ONLY:
Name and Address in Which Account will be Booked:
Account# Obligor # Future Oblig. # Current Oblig. #

CONSTRUCTION LOAN AGREEMENT

(Secured by Real Property)

This Construction Loan Agreement (“Agreement”) is dated as June 26, 2013, by and between GGT PATTERSON PLACE NC VENTURE, LLC, a Delaware limited liability company (“Borrower”), whose address for notice purposes is 12765 W. Forest Hill Blvd., Suite 1307, Wellington, Florida, 33414, and FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina banking corporation (“Lender”), whose address for notice purposes is First-Citizens Bank & Trust Company, ATTN: Loan Servicing Department – DAC20, P.O. Box 26592, Raleigh, North Carolina 27611-6592.

Borrower has applied to Lender for a construction loan. Lender is willing to make a construction loan to Borrower, but only under the terms and conditions specified in this Agreement and in the Related Documents. Borrower understands and agrees that (i) in granting, renewing, or extending the construction loan that is the subject of this Agreement, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; and (ii) the construction loan shall be and remain subject to the terms and conditions of this Agreement and the Related Documents.

Capitalized words and terms have the meanings given to them in this Agreement. Words and terms not otherwise defined in the body of this Agreement or in the section of this Agreement entitled “Definitions” shall have the meanings given to such words and terms by the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings given to them in accordance with generally accepted accounting principles (“GAAP”) as in effect on the date of this Agreement. All references to dollar amounts shall mean amounts in lawful money of the United States of America. “Will” and “shall” are used interchangeably in this Agreement; both denote an obligation. Words and terms used in the singular shall include the plural, and words and terms used in the plural shall include the singular, as the context may require.

THE LOAN, NOTE, PROJECT, PROJECT PROPERTY, AND REAL PROPERTY.

Loan.   The word “Loan” as used in this Agreement means the construction loan contemplated by this Agreement. The words “Loan Amount” mean the total amount of the Loan. Lender has no obligation to make an Advance if that Advance, when aggregated with all prior Advances, exceeds the Loan Amount, even if Borrower has repaid all or a portion of an Advance. The Loan Amount shall be in an amount not to exceed the principal sum of $28,095,674. However, the Loan Amount and each Advance shall be subject at all times to the maximum limits and conditions set forth in this Agreement or in any of the Related Documents, including, without limitation, any limits relating to loan-to-value ratios, advance rates, acquisition costs, and costs necessary to complete the Project according to the Plans and Specifications.

Note.   The word “Note” as used in this Agreement means the promissory note payable to the order of Lender for the Loan Amount that Borrower has executed or will execute to evidence Borrower’s obligation to repay the Loan upon the terms and conditions agreed upon, together with all renewals of, extensions of, modifications of, increases in, refinancings of, consolidations of, and substitutions for that promissory note. Repayment of the Note is or will be secured from time to time by various Security Instruments and/or Guaranties. The terms and conditions of the Note and Related Documents are incorporated herein by reference.

Project.   The word “Project” as used in this Agreement means the construction and completion in accordance with the Plans and Specifications and the Construction Contracts of all Improvements to the Project Property contemplated by this Agreement, including, without limitation, the installation of equipment and fixtures, paving, landscaping, infrastructure, and all other work necessary to make the Project Property usable and complete for its intended purposes. The scope of the Project includes the following work: Construction of a 322-unit upscale multi-family apartment property and related improvements located at 3609 Southwest Durham Drive, Durham, North Carolina 27707 as more particular described on that certain set of plans titled “Patterson Place Apartments” dated April 25, 2013 (and as amended) prepared by Watts Leaf Architects. The “Completion Date” is October 1, 2015. The words “Total Project Cost” mean the total cost of constructing the Improvements and completing the Project according to the Plans and Specifications and the Construction Contract, including any sums required to purchase the Project Property, but excluding the amounts necessary to pay in full existing loans secured by the Project Property. Borrower shall take all steps necessary to prevent the actual cost of the Project from exceeding the Total Project Cost. The “Total Project Cost” shall not exceed $40,136,677.00.

Project Property.   The words “Project Property” as used in this Agreement mean the real property to be improved using Loan Proceeds, together with (i) all Improvements; (ii) all equipment, fixtures, and other articles of personal property now or subsequently attached or affixed or intended to be attached or affixed to the Project Property, together with all accessions, parts, additions to, replacements of, and substitutions for any of such personal property; and (iii) all proceeds thereof (including insurance proceeds, refunds of premiums, and proceeds from any sale or other disposition of such real or personal property). The current address (or other local description) of the Project Property is 3609 Southwest Durham Drive, Durham, North Carolina 27707.

Real Property.   The words “Real Property” as used in this Agreement mean any real property that secures repayment of the Loan including the Project Property.

TERM.   This Agreement is effective as of the date of this Agreement. Except for the provisions of this Agreement that specifically provide they will survive the expiration, termination, or cancellation of this Agreement, this Agreement shall continue in full force and effect until (i) the Indebtedness is paid in full (including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges) and Borrower is no longer entitled to obtain Advances; (ii) this Agreement is terminated or canceled as provided in this Agreement; or (iii) this Agreement is terminated pursuant to a written agreement signed by the parties.

REQUESTS AND APPROVALS.   Notwithstanding anything to the contrary in this Agreement, any right Lender has under this Agreement or the Related Documents to request, approve, accept, determine, decide, reserve rights, or make any judgment on any matter shall be in the reasonable exercise of Lender’s sole discretion. However, Lender shall exercise any such right and administer the Loan in good faith and in a commercially reasonable manner, using commercially reasonable judgment. Lender shall not unreasonably condition, delay, or withhold any required approval, consent, determination, decision, reservation, or judgment.

LOAN PURPOSE; OVERALL LOAN-TO-VALUE LIMITATION.   The purpose of the Loan is to provide funds to enable Borrower to (i) purchase or finance the purchase of the Project Property, and (ii) undertake and complete the Project. Lender shall not be obligated to make Advances that exceed, in the aggregate, the lesser of (i) the Loan Amount, (ii) 70% of the Total Project Cost (as approved by Lender), or (iii) 75% of the final appraised value of the improved Project Property (as approved by Lender’s appraisal reviewers in their discretion).

ADVANCE RATE LIMITATIONS.   The words “Construction Advance” mean a disbursement of Loan principal that will be applied to costs incurred in constructing the Improvements and completing the Project. Lender has no obligation to make a Construction Advance if that Construction Advance, when aggregated with all prior Construction Advances, exceeds 70% of the costs actually incurred (as of the date the request for the Disbursement of Construction Funds is submitted) in constructing the Improvements and completing the Project.

BORROWER’S EQUITY; CONTROLLED FUNDS ACCOUNT.   Borrower shall pay from funds other than Loan Proceeds (“Borrower’s Funds”) the difference between the Total Project Cost and the Loan Amount. Lender at all times may (i) retain undisbursed Loan principal sufficient to complete the Project; and (ii) determine how much, if any, of the Loan principal it will disburse to purchase the Project Property and/or pay existing loans secured by the Project Property. To that end:

(i)

At Lender’s option, Lender may at any time prior to the completion of the construction of the Project require Borrower to establish and maintain a separate deposit account with Lender that is under Lender’s exclusive control (“Controlled Funds Account”). If, after all Initial Equity (as hereinafter defined) has been injected in the Project, Lender at any time reasonably determines that the remaining amount of undisbursed Loan principal is insufficient, or will be insufficient, to complete fully, and to pay for, the Project, then within fifteen (15) days after receipt of a written request from Lender, but only if Borrower cannot demonstrate to Lender’s reasonable satisfaction that there are available line item savings from the Budget or available contingency to make up the deficiency, then Borrower shall deposit into the Controlled Funds Account an amount of Borrower’s Funds equal to the deficiency as determined by Lender.

(ii)

All sums deposited into the Controlled Funds Account (a) shall be under Lender’s exclusive control, (b) may not be withdrawn by Borrower, and (c) shall be managed and disbursed by Lender as though they were Loan Proceeds. However, Lender may, at its option, disburse funds from the Controlled Funds Account (even to the extent of exhausting the Borrower’s Funds in that account) to pay Project costs before disbursing Loan Proceeds or in conjunction with the disbursement of Loan Proceeds.

(iii)

As additional security for Borrower’s obligations under this Agreement, the Note, and the other Related Documents, Borrower hereby grants to Lender a security interest in the Controlled Funds Account and any monies previously or hereafter deposited to the Controlled Funds Account.

INITIAL EQUITY.   In addition to the requirements set forth above in the section captioned “Borrower’s Equity; Controlled Funds Account” prior to any Advance under the Loan, Borrower shall have injected equity in the Project consisting of Borrower Funds in accordance with the Budget (as hereinafter defined) and the Plans and Specifications in an amount not less than $12,041,003.00 (the “Initial Equity”). At the closing of the Loan, Lender shall review all amounts injected into the Project by Borrower as of the date of closing (“Pre-Closing Equity”). All Pre-Closing Equity approved Lender as being in accordance with the Budget and the approved Plans and Specifications shall be credited to the Initial Equity required to be injected into the Project by Borrower. Thereafter, Borrower shall submit to Lender on a monthly basis all information required in connection with a draw request under the Loan for review and approval by Lender. Upon approval of such amounts by Lender, Borrower shall be authorized to expend Initial Equity funds for the purposes and in the amounts set forth in the draw request approved by Lender. Lender shall not be required to make any Advances under the Loan until the full amount of the Initial Equity is injected into the Project.

LETTER OF CREDIT FACILITY.   Provided no Event of Default shall have occurred and be continuing, upon the written request of Borrower, Lender agrees to issue one of more standby letters of credit in connection with the Project provided that each of the following conditions set forth below are met in a manner satisfactory to Lender. The amount of the Loan available for disbursement shall be reduced by the face amount of each letter of credit issued on behalf of Borrower as long as each such letter of credit remains outstanding.

1.

After taking into account the requested letter of credit and all other outstanding letters of credit issued by Lender on behalf of Borrower, there remains undisbursed Loan funds sufficient to complete construction of the Improvements in accordance with the Plans and Specifications.

2.	The expiration date of each letter of credit issued hereunder must be no later than thirty days prior to the then scheduled maturity date of the Loan.

3.

Borrower shall execute all documentation required by Lender in connection with the issuance of the requested letter of credit and Borrower shall pay to Lender its standard fees and reimburse Lender for all costs in connection therewith.

4.

All obligations of Borrower in connection with the issuance of the letter(s) of credit, including all reimbursement obligations in connection therewith shall be secured by a first lien on all Collateral securing the Loan and Borrower shall execute all documentation and provide all items required by Lender in connection therewith.

5.	Borrower shall satisfy all other terms and conditions reasonably or customarily required by Lender in connection with the issuance of a standby letter of credit on behalf of a customer by Lender.

REQUIREMENTS RELATING TO THE REAL PROPERTY.   Unless waived by Lender in writing, Borrower shall deliver the items identified in this section to Lender at or prior to the Loan closing, all at Borrower’s expense. In addition, Borrower shall promptly provide Lender with any corrections, changes, or updates to the items identified in this section as soon as such corrections, changes, or updates become available to Borrower. All of the items identified in this section shall be subject to Lender’s review and approval, and the form and substance of all such items delivered to Lender must be satisfactory in all respects to Lender and Lender’s counsel. Borrower shall provide Lender with the following:

Appraisal.   An appraisal of the Real Property that complies with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act (“FIRREA”) (“Appraisal”). The Appraisal must satisfy all applicable regulatory standards and all of Lender’s applicable policies. The appraiser must be approved by Lender. The Appraisal shall be ordered by Lender but paid for by Borrower.

Flood Hazard Certification.   A certification by Flood Data Services, Inc. as to whether the Real Property is located in a flood hazard area. The certification shall be ordered by Lender but paid for by Borrower. Flood insurance will be required if (i) any existing improvement on the Real Property is in a flood hazard area, or (ii) the Improvements are (or will be when they are constructed) located in a flood hazard area.

Survey.   An ALTA survey of the Real Property certified to Lender. Borrower shall bear all costs relating to each survey. Each survey must be prepared and certified by a professional engineer or registered land surveyor satisfactory to Lender. Lender may require that any survey meet the survey requirements of the American Land Title Association. Unless Lender agrees otherwise, the survey must show (i) the boundaries of the Real Property; (ii) the location of any existing improvements within the boundary lines of the Real Property; and (iii) all setback lines, easements, and other matters that may affect the Real Property. In lieu of a current survey, Lender may, in its discretion and depending on the circumstances, agree to accept an existing survey or recorded plat showing the Real Property, provided (i) the Real Property as shown on the survey or recorded plat is consistent with the legal description contained in the instrument conveying the Real Property to its current owner and in Lender’s mortgage, deed of trust, or security deed; (ii) Lender receives a satisfactory lender’s title insurance policy insuring Lender’s required lien priority on the Real Property without a general exception as to matters of survey; and (iii) any exceptions in the lender’s title insurance policy relating to matters of survey are acceptable to Lender and its counsel.

Title Insurance.   With respect to each mortgage, deed of trust, and security deed that secures repayment of the Loan, an extended coverage loan policy of title insurance with such endorsements as Lender may reasonably require, issued by a title insurance company acceptable to Lender and in a form, amount, and content satisfactory to Lender. If the loan policy of title insurance is not available at closing, Lender will accept a “marked up” title commitment in a form and substance satisfactory to Lender and a binding commitment from the title insurance company to issue the policy upon the terms set forth in the “marked up” title commitment. Unless Lender agrees otherwise, the lender’s loan policy must insure (or, in the case of a commitment, agree to insure) that the title to the Real Property is marketable and that Lender’s Security Instrument encumbering the Real Property is, or will be when it is recorded, a valid first priority lien on the fee simple estate of the owner of the Real Property, free and clear of all defects, liens (including liens for work performed or materials delivered), encumbrances, and exceptions, except as set forth in Schedule B-2 of the binding commitment approved by Lender. Unless Lender otherwise agrees, Lender’s first priority lien on the Real Property and in any improvements located or to be constructed on the Real Property must be insured as superior to any and all mechanics’ liens and materialmen’s liens which may be filed in the future relative to the Real Property and the improvements thereon. Borrower shall bear all costs relating to the issuance of the title insurance loan policy, including all title examination fees; title update fees; and title insurance commitment fees, premiums, and endorsement fees. Borrower shall also deliver to Lender at Borrower’s expense copies of all restrictions, easements, covenants, declarations, rights of way, and any other documents that are or will be listed as exceptions in Lender’s title insurance policy.

Soil Report.   A soil report for the Real Property prepared by a registered engineer satisfactory to Lender stating that the Real Property is free from soil or other geological conditions that would preclude its use or development as contemplated without extra expense for precautionary, corrective, or remedial measures.

Zoning.   Evidence satisfactory to Lender that the Real Property is duly and validly zoned for its intended use.

Utility Services.   Evidence satisfactory to Lender that all utility services appropriate to the intended use of the Real Property are available at the boundaries of the Real Property.

Assessment of Property.   Evidence satisfactory to Lender that the Real Property is and will continue to be assessed and taxed as an independent parcel by all relevant governmental authorities.

Compliance with Governing Authorities.   Evidence satisfactory to Lender that the Real Property conforms to and complies with the requirements of all the easements, covenants, conditions, restrictions, reservations, building laws, regulations, zoning ordinances, and federal, state, and local requirements affecting the Real Property.

Leases.   Copies of all leases that affect the Real Property as of the date of this Agreement. Unless Lender otherwise agrees, Lender’s lien on the Real Property must have priority over the rights of (i) all tenants under any lease arrangement, (ii) all parties in possession of the Real Property, and (iii) any other person or entity claiming any possessory right to any portion of the Real Property. The terms and conditions of the documents must be satisfactory to Lender.

Environmental Property Assessment.   Evidence satisfactory to Lender that the Real Property complies with all applicable Environmental Laws. Lender will not be required to disburse Construction Funds if the Real Property is at any time subject to any existing or threatened contamination. Borrower and/or a consultant acceptable to Lender will be required to complete an environmental questionnaire and certification attesting to the satisfactory environmental condition of the Real Property and certifying that Borrower and, to the extent of Borrower’s knowledge, information, and belief, all current and prior occupants and owners of the Real Property, have complied with, and are complying with, all applicable Environmental Laws. Following Lender’s review of the questionnaire and certification, Lender may require additional testing at Borrower’s expense, including, but not limited to, an environmental site assessment and/or investigation. Lender shall determine the scope of any site assessment or investigation. If the Real Property contains improvements that were built before 1980 and renovation or demolition work of such improvements is proposed, an Asbestos Survey must be included in the scope of the work of the environmental assessment. Any environmental assessment completed by outside consultants must adhere to the United States Environmental Protection Agency’s then current “All Appropriate Inquiry” Rule. If the Real Property is found to contain, or suspected to contain, underground storage tanks, Lender may require verification satisfactory to Lender that all environmental requirements have been met before additional Construction Funds are disbursed. During the term of the Loan, but only if an Event of Default exists or if Lender has reason to believe that the Real Property may not be in compliance with applicable law. Lender may require at Borrower’s expense such updated appraisals and environmental assessments as Lender deems reasonably necessary. Lender may require Borrower to execute an environmental indemnity agreement that is satisfactory to Lender.

Subdivision Plat.   Recordation of a subdivision plat executed by all necessary parties, including applicable governmental authority and approved by Lender.

ENVIRONMENTAL COVENANTS.   Borrower covenants and agrees with Lender as follows:

Environmental Compliance.   Borrower shall ensure that the Real Property complies with all applicable Environmental Laws during the term of the Loan. Borrower shall not cause or permit (i) the installation, storage, treatment, generation, manufacture, or use of Hazardous Substances on, under, about, or from any of the Real Property in violation of Environmental Laws or any other applicable law, regulation, or ordinance; or (ii) the disposal, discharge, or release of Hazardous Substances in violation of Environmental Laws on, under, about, or from any of the Real Property. The Real Property shall at all times (i) comply in all material respects with all applicable Environmental Laws, (ii) remain free and clear of any liens imposed pursuant to any Environmental Laws, and (iii) comply in all material respects with all required licenses and permits necessary for the Real Property to comply with all applicable Environmental Laws.

Notices.   Borrower shall (i) notify Lender of any material change in the activities or operations conducted on the Real Property; (ii) give Lender prompt written and oral notice if Borrower receives any notice with regard to Hazardous Substances in violation of Environmental Laws on, under, about, or affecting any of the Real Property; and (iii) provide to Lender, and have an ongoing obligation to provide to Lender, copies of all information in its possession, under its control, or available to it concerning the environmental condition of the Real Property and property adjacent to the Real Property.

Remediation.   Borrower shall at Borrower’s expense conduct and complete (i) all investigations, sampling, and testing required by Lender, provided that Lender has a good faith belief that there exists Hazardous Substances in violation of

Environmental Laws or if such investigations, sampling or testing is required by any law or regulation applicable to Lender; and (ii) all remedial, removal, and other actions necessary to clean up and remove all such Hazardous Substances on, under, about, or affecting any of the Real Property in violation of Environmental Laws in accordance with all applicable Environmental Laws.

Lender’s Rights.   If Lender has a good faith belief at any time that there is existing or threatened contamination of the Real Property, Lender may (i) suspend the disbursement of Construction Funds until the threat of contamination is resolved to Lender’s reasonable satisfaction and any actual contamination is remediated; (ii) declare the Loan in default and, subject to any obligation Lender has to give Borrower notice of default and any right Borrower has to cure the default, accelerate the Indebtedness and declare the Loan immediately due and payable in full provided that the rights of Lender as set forth in this subparagraph (ii) are available only with respect to actual contamination of the Real Property in violation of Environmental Laws; and/or (iii) take any other action permitted under the terms of this Agreement or the Related Documents. In addition, Lender may take any other legal or equitable action and advance such sums as it deems necessary or appropriate to prevent or remedy any activity, operation, or occurrence on or about the Real Property that constitutes or may constitute a breach of this Agreement and/or to prevent or remedy the disposal, discharge, or release or the threatened disposal, discharge, or release of Hazardous Substances on, under, about, or from the Real Property in violation of Environmental Laws.

ADDITIONAL REQUIREMENTS RELATING TO THE PROJECT AND PROJECT PROPERTY.   Unless waived by Lender in writing, Borrower shall deliver the items identified in this section to Lender at or prior to the Loan closing and at such times or times thereafter as Lender may reasonably request, all at Borrower’s expense. Items may be requested more than once. In addition, Borrower shall promptly provide Lender with any corrections, changes, or updates to the items identified in this section as soon as such corrections, changes, or updates become available to Borrower. All of the items identified in this section shall be subject to Lender’s review and approval, and the form and substance of all such items delivered to Lender must be satisfactory in all respects to Lender and Lender’s counsel. Borrower shall provide Lender with the following:

Site Plan.   A copy of the final site plan for the Project and evidence of approval from all applicable governmental authorities. Additionally, if applicable, any final, approved subdivision plat and/or final, approved recombination plat required for the Project Property. No changes may be made to the site plan, or to the subdivision plat or recombination plat, as applicable, unless otherwise agreed in writing by Lender, such consent not to be unreasonably withheld, conditioned or delayed. Borrower will be required to record any final approved subdivision plat or recombination plat, as applicable, prior to the closing of Loan unless otherwise agreed in writing by Lender.

Plans, Specifications, and Permits.   A complete set of written Plans and Specifications setting forth all Improvements to be constructed as part of the Project, together with copies of all permits and requisite approvals of any governmental body necessary for the construction and use of the Project. Lender may require an attorney’s or architect’s opinion that the Project’s design and construction is in material compliance with all applicable federal, state, county, and city codes, laws, rules, and regulations and all applicable restrictions affecting the Project Property, or that it is exempt from otherwise applicable laws, rules, regulations, and restrictions with which it does not comply. All requests for changes in the Plans and Specifications, other than changes which do not require Lender’s consent as hereinafter provided or minor changes involving no extra cost, must be in writing, signed by Borrower, the Architect, and the Contractor, and delivered to Lender for its approval. Borrower will not perform or permit the performance of any work pursuant to any change order requiring Lender’s consent under the terms herein without Lender’s prior written approval, which approval will not be unreasonably withheld or delayed. Borrower will obtain any required permits or authorizations from governmental authorities having jurisdiction before approving or requesting a new change order.

List of Contractor.   A list showing the name, address, and telephone number of Contractor, a general description of the nature of the work to be done, the labor and materials to be supplied, and the approximate dollar value of the labor, work, or materials with respect to Contractor. Lender shall have the right to communicate with any person to verify the facts disclosed by the list or in any request for the Disbursement of Construction Funds, or for any other purpose.

List of Primary Subcontractors.   A list of all Primary Subcontractors employed in connection with the Project, showing the name, address, and telephone number of each Primary Subcontractor, a general description of the nature of the work to be done, the labor and materials to be supplied, and the approximate dollar value of the labor, work, or materials with respect to each Primary Subcontractor. Lender shall have the right to communicate with any person to verify the facts disclosed by the list or in any request for the Disbursement of Construction Funds, or for any other purpose.

Architect’s and Construction Contracts.   Copies of (i) the Architect’s Contract, (ii) the Construction Contract, (iii) the licenses of the Architect and Contractor, with written evidence of the current license status of each, and (iv) any other information reasonably requested by Lender in regard to any Architect or Contractor. If requested by Lender, the Architect and Contractor must provide Lender with an appropriate qualification statement that is signed under oath, notarized, and in a form approved by Lender. Lender may require annual qualification statements, as applicable. Lender may require the use of American Institute of Architects (“AIA”) form contracts for any or all contracts and agreements involved in the Project. If Lender does not require AIA form contracts and Borrower’s contracts are not AIA form contracts, Borrower must pay the cost of Lender’s and/or Lender’s counsel’s review and approval of Borrower’s contracts. Lender may require an assignment to Lender of the Architect’s Contracts and the Construction Contract, with each assignment consented and agreed to by the Architect or Contractor, as appropriate, and by the owner of the Project Property. The assignment and consent shall be on forms approved by Lender. The consent to assignment by the Architect, Contractor, and owner of the Project Property must provide that, upon the occurrence of an Event of Default under the terms of this Agreement or any of the Related Documents, Lender will have the same rights to enforce the performance under each such contract as Borrower has, with no additional compensation payable to the Architect or Contractor other than as provided in the contract. The Architect and Contractor may not assign any portion of, or any obligation or right contained in, their respective contracts to another architect, contractor, or engineer without Lender’s prior written approval. No changes other than non-material changes or minor changes involving no extra cost may be made in the Architect’s Contract or Construction Contract without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed. Borrower shall not perform or permit the performance of any work pursuant to any change order requiring Lender’s consent as hereinafter provided or any material modification of the Architect’s Contract or Construction Contract without Lender’s written approval, which approval shall not be unreasonably withheld or delayed.

Budget and Schedule of Estimated Advances.   Detailed budget and cash flow projections of the Total Project Cost and a schedule of the estimated amount and time of each Disbursement of Construction Funds, all of which shall have been approved by the Lender. The final approved cost budget for the Project is attached hereto as Schedule 1 and by this reference made a part hereof (“Budget”).

Bonds.   A performance bond and a payment bond or letter of credit for each Primary Subcontractor Contract (excluding material only Primary Subcontractor Contracts). Each bond must (i) be in an amount equal to at least 100% of the amount of each Primary Subcontractor Contract with the Contractor, (ii) contain a dual obligee rider naming Lender as an additional obligee and such other riders and supplements as Lender may reasonably require, (iii) name the Primary Subcontractor as principal, (iv) be issued by a surety company satisfactory to Lender, and (v) be reasonably satisfactory in form and content to Lender. The bonds must be issued on AIA Document A312 or such other form reasonably acceptable to Lender. Each letter of credit must (i) be in an amount equal to at least 10% of the amount of each Primary Subcontractor Contract with the Contractor, (ii) be capable of being drawn upon by Lender, acting unilaterally, and (iii) be reasonably satisfactory in form and content to Lender. Notwithstanding the provisions set forth above, a letter of credit shall be permitted in lieu of a bond only if the amount of the Primary Subcontractor Contract is not more than $750,000. Such Primary Subcontractor Contracts are anticipated to cover the following items: (i) site work and utilities, (ii) concrete, (iii) framing (material and labor), (iv) finish carpentry, (v) exterior trim, (vi) drywall, (vii) painting, (viii) cabinet and tops, and (ix) mechanical, electrical and plumbing.

Workers’ Compensation Coverage.   Proof of each Contractor’s compliance with all applicable workers’ compensation laws and regulations with regard to all work performed on the Project.

Additional Surveys.   In addition to the survey of the Project Property required by this Agreement in the section of this Agreement entitled “Requirements Relating to the Real Property” (the “Initial Survey”), two (2) other surveys of the Project Property prepared at different times during the term of the Loan as set forth below. Each survey must be prepared and certified at Borrower’s expense by a professional engineer or registered land surveyor satisfactory to Lender. Each such survey must meet the survey requirements of the American Land Title Association.

Foundation Survey.   Borrower shall provide a foundation survey when foundation footings are poured. The foundation survey must (i) satisfy all of the requirements for an Initial Survey; (ii) show the location of the foundation of the Improvements being constructed with the Construction Funds; and (iii) show that the Improvements, if constructed in accordance with the Plans and Specifications, will lie wholly within the boundaries of the Project Property without encroaching on any other property and without violating applicable restrictions, zoning provisions, or setback requirements. Lender shall not be obligated to make further Disbursements of Construction Funds if Lender is at any time uncertain as to whether the Improvements, once constructed, will lie wholly within the boundaries of the Project Property without encroaching on any other property and without violating applicable restrictions, zoning provisions, or setback requirements.

“As Built” Survey.   Borrower shall provide an “as built” survey when construction of all Improvements is complete. The “as built” survey must (i) satisfy all of the requirements for an Initial Survey, and (ii) show the location of all Improvements to the Project Property, including utility lines and paved areas. The Improvements must be entirely within the boundaries of the Project Property and may not violate applicable restrictions, zoning provisions, or setback requirements. In lieu of an “as built” survey, Lender may agree to accept a satisfactory title insurance loan policy insuring Lender’s lien on the Project Property without exception as to matters of survey. Receipt of the “as built” survey is a condition precedent to the making of the final disbursement of Construction Funds.

PROJECT ADMINISTRATION.   Borrower represents and warrants to Lender and covenants and agrees with Lender as follows:

Use of Loan Proceeds.   Except to the extent Lender permits the use of Loan Proceeds to purchase the Project Property and/or to pay existing loans secured by the Project Property or for other purposes in accordance with the Budget, Loan Proceeds will be used solely for the payment of (i) the costs of the Project in accordance with the Budget; and (ii) loan fees and interest due under the Note to the extent provided in the Budget.

Construction of the Project.   Upon Borrower’s receipt of all required permits and licenses for the Project, but in no event later than October 1, 2013, Borrower shall promptly commence construction of the Project and cause the Improvements to be constructed and equipped and ready for occupancy and their intended use on or before the designated Completion Date (i) in a diligent, orderly, and good and workmanlike manner; (ii) wholly within the boundaries of the Project Property; (iii) free from all liens or claims of lien for services, labor, materials, and improvements; (iv) in material accordance with the Plans and Specifications approved by Lender and the Construction Contract (subject to modifications as permitted herein); and (v) in compliance with all applicable legal requirements, including Environmental Laws, building restrictions, restrictive covenants, building codes, ordinances, zoning restrictions, setback requirements, and rights of adjoining or concurrent property owners. Borrower agrees to complete the Project for purposes of final payment to Contractor on or before the Completion Date, regardless of the reason for any delay. However, the requirement to complete the Project on or before the Completion Date is subject to the section of this Agreement entitled “Force Majeure.”

Cost Overruns.   Borrower shall be responsible for paying all cost overruns on the Project as they occur, which may be paid from documented line item cost savings in the Budget or from the Contractor Hard Cost Contingency, the Developer Hard Cost Contingency, or the Developer Soft Cost Contingency, but in each instance, only in accordance with the terms and provisions set forth in the subsection below captioned “Line Item Savings” and “Contingency”.

Project Claims and Litigation.   Borrower shall promptly inform Lender of (i) all material adverse changes in the financial condition of any Contractor; (ii) any litigation and claims, actual or threatened, affecting the Project or any Contractor which could have a material adverse effect on the successful completion of the Project by the Completion Date or the ability of any Contractor to complete the Project as agreed; and (iii) any condition or event which constitutes a breach or default under any of the Related Documents, any Construction Contract, or any other contract related to the Project.

Contract Administrator.   At Borrower’s expense, Lender may engage a third-party contract administrator (the “Contract Administrator”) to assist Lender as Lender’s agent in the administration and management of the Loan. Lender may delegate to the Contract Administrator such tasks and responsibilities as it deems appropriate, including, for example, (i) the processing of Borrower’s requests for the Disbursement of Construction Funds; (ii) the inspection of the Project to determine the quality and quantity of construction completed and whether requests for the Disbursement of Construction Funds should be honored; (iii) the review and verification of receipts, lien waivers, and title insurance endorsements; (iv) the payment to the appropriate parties of Construction Funds disbursed by Lender; and (v) the handling of lien claims. The cost of the normal monthly construction administration by the Contract Administrator is estimated to be $550.00 per month.

Purchase of Materials; Conditional Sales Contracts.   Unless authorized by Lender in writing, no materials, equipment, fixtures, or articles of personal property placed in or incorporated into the Project may be purchased or installed under any security agreement or other agreement whereby the seller reserves or purports to reserve (i) title or the right of removal or repossession, (ii) the right to consider such items as personal property after their incorporation into the Project, or (iii) a security interest.

Security Agreements and Financing Statements.   Borrower and the owner(s) of any equipment, materials, supplies, and/or fixtures that will be incorporated into the construction of Improvements must execute any and all documentation Lender deems necessary from time to time in order to give Lender a perfected first lien security interest in such personal property. By executing this Agreement, Borrower authorizes Lender to file financing statements and amendments covering any such personal property that Lender anticipates taking as Collateral for the Loan. The owner(s) of any such personal property must execute any such authorizations as Lender may request. Lender may identify Borrower, any business entity in which Borrower has an interest, and/or the owner(s) of any such personal property as the debtors in any such filings.

Defects.   If Lender or its inspectors reasonably determine that any work or materials do not conform to the Plans and Specifications or the Construction Contract (subject to modifications as permitted herein), or sound building practices or otherwise depart from any of the requirements of this Agreement, Lender may require the work to be stopped and suspend the Disbursement of Construction Funds until the matter is corrected. Borrower will promptly correct the work to Lender’s reasonable satisfaction. No such action by Lender will affect Borrower’s obligation to complete the Improvements on or before the Completion Date.

Signage and Publicity.   Lender may display a sign at Lender’s expense at the construction site informing the public that Lender is the construction lender for the Project. The size and location of the sign must be reasonably acceptable to Borrower and in compliance with applicable laws and ordinances. Lender may obtain at Lender’s expense other publicity in connection with the Project through press releases and participation in ground-breaking and opening ceremonies and similar events.

Adequate Security.   When any event occurs that Lender reasonably and in good faith determines may endanger completion of the Project or the fulfillment of any condition or covenant in this Agreement, Lender may require Borrower to furnish, within twenty (20) days after delivery of a written request, adequate security to eliminate, reduce, or indemnify Lender against such danger. In addition, upon such occurrence, Lender may, but shall not be required to, advance funds or agree to undertake to advance funds to any party to eliminate, reduce, or indemnify Lender against such danger or to complete the Project. All reasonable sums paid by Lender pursuant to such agreements or undertakings shall be for Borrower’s account and shall be without prejudice to Borrower’s rights, if any, to recover such funds from the party to whom paid. All sums paid by Lender in the exercise of its option to complete the Project or protect Lender’s interests shall be payable on demand by Borrower to Lender, together with interest from and including the date the funds are advanced by Lender at the rate applicable to the Loan. In addition, any Disbursement of Construction Funds under this Agreement, including, without limitation, direct disbursements to Contractor or other parties in payment of sums due under Construction Contract, shall be deemed to have been expended by or on behalf of Borrower and, to the extent any such Disbursement of Construction Funds consists of Loan Proceeds, shall be secured by Lender’s Security Instruments, if any, in the Collateral.

Third-Party Financing.   If Borrower is obtaining permanent financing from a party other than Lender, then upon completion of the Project Borrower shall (i) immediately execute such papers and do such things as may be necessary or required to fulfill all requirements of the permanent loan commitment, and (ii) pay Lender out of the proceeds of such permanent loan the amount necessary to pay the Loan and any additional indebtedness incurred by Borrower in connection with the Loan in full.

DISBURSEMENT OF CONSTRUCTION FUNDS.

Conditions Precedent to Each Disbursement of Construction Funds.   Lender’s obligation to make the initial Disbursement of Construction Funds and each subsequent Disbursement of Construction Funds under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the requirements and conditions set forth in this Agreement and in the Related Documents, including, but not limited to, the following:

(i)	Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

(ii)

All work completed at the stage of construction for which a Disbursement of Construction Funds is requested shall have been completed in a good and workmanlike manner and all materials and fixtures furnished and installed at that stage of construction shall have been furnished and installed, all in material compliance with the Plans and Specifications (subject to modifications as permitted herein). Borrower shall also have furnished to Lender such proofs as Lender may reasonably require (to include, for example, a certification by an engineer, architect, or other qualified inspector acceptable to Lender) to establish the progress of the work, compliance with applicable laws, freedom of the Project Property from liens, and the basis for the requested Disbursement of Construction Funds.

(iii)

Borrower shall have obtained and attached to each request for a Disbursement of Construction Funds such executed receipts, lien waivers, lien subordination agreements, and indemnifications not already provided as Lender may reasonably require from any party having potential lien rights, covering all work, labor, equipment, and materials done, supplied, performed, or furnished prior to such application for the Disbursement of Construction Funds.

(iv)

A title bringdown shall have been performed and Lender shall have received an endorsement to Lender’s title insurance loan policy (or a satisfactory commitment to issue such an endorsement) insuring that, as of the date of the Disbursement of Construction Funds, the lien of Lender’s Security Instrument is superior to any liens or potential liens for work performed or materials delivered, there are no changes to the priority of Lender’s liens and security interests therein and there are no new liens or encumbrances unless Lender shall have approved the same in writing, in advance.

Lender shall determine (i) the percentage or the amount of work completed, and (ii) the amount of Construction Funds to be disbursed.

Change Orders.   Except as provided below, all change orders must be approved in advance in writing by Lender and Borrower agrees to notify Lender in advance of all change orders and at the time of any request for an a Disbursement of Construction Funds. Notwithstanding the foregoing, change orders that meet each of the following requirements shall not require the consent of Lender: (i) change orders not to exceed $100,000 for a single item or an aggregate of $500,000 for all changes, (ii) change orders that do not result in a material change to the design or the structural components of the Improvements, and (iii) change orders that have been approved by all applicable governmental authorities, if the approval of such governmental authorities is required. Lender will endeavor to notify Borrower of whether Lender approves of the requested change order within twenty (20) days of the receipt by Lender of all items required by Lender in order to evaluate such request. If Lender is unable to complete its review within such twenty (20) day period, Lender will endeavor to notify Borrower of the reasons for the delay in responding and a good faith estimate of the date by which Lender will complete its review. Lender’s notice to Borrower may be given either in writing or orally. Lender shall not have liability to Borrower or any other person for failure to complete Lender’s review of a requested Change Order within a specified time.

Line Item Savings.   To the extent that any line item in the Budget shall be completed for less than the amount allocated to such line item, and Borrower documents such cost savings to Lender’s reasonable satisfaction, then, at Borrower’s discretion (i) any such cost savings which are in the “Hard Costs” category of the Budget may be reallocated to the Developer Hard Cost Contingency or to the Contractor Hard Cost Contingency; and (ii) any such cost savings which are in the “Soft Costs” category of the Budget may be reallocated to the Developer Soft Cost Contingency.

Contingency.   At any time and without the consent of Lender, the Contractor may reallocate amounts in the Contractor Hard Cost Contingency to any line item in the “Hard Costs” section of the Budget.

Until construction of the Project is fifty percent (50%) complete, Borrower may reallocate (i) up to fifty percent (50%) of the amount in the Developer Hard Cost Contingency to any line item in the “Hard Costs” section of the Budget; and

(ii) up to fifty percent (50%) of the amount in the Developer Soft Cost Contingency to any line item in the “Soft Costs” section of the Budget. When construction of the Project is over fifty percent (50%) complete, Borrower may reallocate (x) all amounts in the Developer Hard Cost Contingency to any line item in the “Hard Costs” section of the Budget; (y) and all amounts in the Developer Soft Cost Contingency to any line item in the “Soft Costs” section of the Budget. Subject to the foregoing, amounts in the Developer Hard Cost Contingency, Developer Soft Cost Contingency and/or line item savings may be reallocated to any line item in the Budget (whether it is for hard costs or soft costs, excluding fee items) with the prior written consent of Lender, which consent will not be unreasonably withheld.

Retainage.   Borrower and Lender desire to encourage Contractor to work diligently on the Project, remedy any deficient job performance, and complete the Project on schedule in accordance with the Plans and Specifications. In approving and funding any Disbursement of Construction Funds to pay for the cost of materials actually incorporated into the Project and labor actually performed in connection with the Project, Lender may, at its option, hold back from any Disbursement of Construction Funds an amount equal to the retainage amount specified in the Construction Contract in the form approved by Lender (the “Retainage Amount”) until such time as the Project is completed accordance with the Plans and Specifications (subject to modifications as permitted herein) and all deficiencies have been corrected. If Lender determines such disbursements are warranted, Lender may, in its discretion, disburse all or any portion or portions of the Retainage Amounts before the Project is completed. Borrower acknowledges and agrees that this retainage provision is for Lender’s benefit and protection, not Borrower’s.

Authorized Persons.   Unless and until Borrower gives written instructions to Lender to the contrary, Lender may make a Disbursement of Construction Funds upon the request and at the direction of any of the following, each of whom is an “Authorized Person”: any person designated or authorized by Borrower in writing. Each Authorized Person is authorized and empowered to act on Borrower’s behalf to execute any request for a Disbursement of Construction Funds, receive any Disbursement of Construction Funds, execute any written receipt, and acknowledge the status of the Indebtedness and claims. The Authorized Persons as of the date hereof are any one of the following: Sanford Fox, Thomas Keady, Robert Gaherty, and Richard Schechter.

Requests for the Disbursement of Construction Funds.   Lender may require as a condition to any Disbursement of Construction Funds the proper execution and delivery to Lender or Lender’s agent of such written forms requesting the Disbursement of Construction Funds as Lender may reasonably request (including, for example, a standard AIA payment request form). Lender may, but is not obligated to, accept and honor telephonic or electronic (including email or facsimile) requests for the Disbursement of Construction Funds from any Authorized Person. Borrower shall request a Disbursement of Construction Funds only with respect to work actually completed and for materials and equipment actually incorporated into the Project or stored on the Project Property. Ordinarily, Lender will require at least ten (10) business days’ notice prior to making a Disbursement of Construction Funds. If Lender is unable to complete its review within such ten (10) business days period, Lender will endeavor to notify Borrower of the reasons for the delay in responding and a good faith estimate of the date by which Lender will complete its review. Lender’s notice to Borrower may be given either in writing or orally. Lender shall not have any liability to Borrower or any other person for Lender’s failure to complete Lender’s review of a request for a Disbursement of Construction Funds within any specified time or to make a Disbursement of Construction Funds on the date requested by Borrower. Borrower shall not request a Disbursement of Construction Funds more frequently than once each month. Each request for a Disbursement of Construction Funds shall be deemed a certification of Borrower that, as of the date of such request, all representations and warranties contained in this Agreement are true and correct, and that Borrower is in material compliance with all of the provisions of this Agreement and the Related Documents.

Disbursement of Construction Funds.   In its discretion, Lender may make any Disbursement of Construction Funds payable directly to any of the following (or, if Lender has retained the services of a Contract Administrator, to the Contract Administrator for subsequent payment directly to any of the following): (i) any Borrower; (ii) any bank account belonging to any Borrower; (iii) Borrower and Contractor, subcontractor, or provider of materials or supplies; and/or (iv) any Contractor, subcontractor, or provider of materials or supplies. Notwithstanding the foregoing, Lender agrees that prior to an Event of Default, or such other event or conditions as Lender may determine reasonably warrant it doing so, Lender shall not make disbursements directly and solely to Contractor or any subcontractor or supplier of materials and supplies.

Final Disbursement of Construction Funds.   Lender will be under no obligation to make a final Disbursement of Construction Funds until (i) the construction of all Improvements has been completed to Lender’s reasonable satisfaction in material accordance with the Plans and Specifications (subject to modifications as permitted herein), (ii) Contractor has fully performed under the Construction Contract, (iii) any required completion notice has been posted, and (iv) Lender has received appropriate endorsements to Lender’s title insurance loan policy insuring that the lien of the Security Instrument encumbering the Project Property is superior to any liens or potential liens for work performed or materials delivered. Construction shall not be deemed complete for purposes of a final Disbursement of Construction Funds unless and until Lender has received all of the following:

(i)

Evidence reasonably satisfactory to Lender that (a) all work under the Construction Contract requiring inspection by any governmental authority with jurisdiction has been duly inspected and approved by all such authorities, (b) a Certificate of Occupancy for the completed Project has been issued, and (c) all parties performing work or providing materials in connection with the Project have been or will be fully paid;

(ii)

A certification by an engineer, architect, or other qualified inspector acceptable to Lender that (a) the Improvements have been completed substantially in accordance with the Plans and Specifications and the Construction Contract (subject to modifications as permitted herein), (b) direct connection has been made to all utilities set forth in the Plans and Specifications, and (c) the Project is ready for occupancy;

(iii)	Receipt of the final “as-built” survey; and

(iv)	Acceptance of the completed Improvements by Lender and Borrower.

Suspension/Cessation of Disbursement of Construction Funds.   Regardless of any duty Lender has to notify Borrower of a default and any right Borrower has to cure a default, Lender shall have no obligation to make a Disbursement of Construction Funds or Borrower’s Funds at any time Borrower or any other party thereto other than Lender is in default under the terms of this Agreement or any of the Related Documents. Lender’s obligation to make a Disbursement of Construction Funds and/or Borrower’s Funds shall be suspended following the occurrence of an Event of Default until such default is cured. Lender shall have no obligation to make any further Disbursement of Construction Funds (i) after the Completion Date, (ii) after the maturity of the Note, or (iii) if an Event of Default occurs that is not cured during any applicable cure period after the giving of any required notice of default.

INSURANCE REQUIREMENTS.

Required Insurance.   In addition to title insurance and unless waived by Lender in writing, Borrower shall obtain and maintain for the term of the Loan insurance policies of the kinds described in this section. Each policy must (i) be issued by an insurance company acceptable to Lender; (ii) insure against such risks, provide such coverage, include such endorsements, and be written in such amounts as Lender may reasonably require; (iii) identify Lender and its successors and assigns as an additional insured or loss payee, as Lender may require; (iv) include a stipulation that coverage will not be cancelled or diminished without at least ten (10) days prior written notice to Lender; and (v) include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission, or default of Borrower or any other person. Borrower shall provide Lender with a copy of each insurance policy or evidence thereof that is satisfactory to Lender. Lender may require that the insurance policies include the following:

(i)

A “builder’s all-risk” course of construction insurance policy, with extended coverage covering the Improvements. The builder’s all-risk insurance policy must be converted to an owner’s Special Form (owner’s all-risk) hazard insurance policy immediately upon the issuance of a Certificate of Occupancy or occupancy of all or any portion of the Improvements, whichever occurs first.

(ii)	Owner’s Special Form (owner’s all-risk) hazard insurance policies covering all other improved Real Property.

(iii)	Owner’s and Contractor’s commercial general liability insurance, public liability, and workers’ compensation insurance covering the Project Property and/or the Real Property, as applicable.

(iv)	Flood insurance, if required by Lender or applicable law.

(v)	Special Form hazard insurance on any Collateral consisting of tangible personal property that secures the Loan.

(vi)	Professional malpractice insurance, if required by Lender.

(vii)	Any other insurance required by this Agreement, the Related Documents, or Lender.

The initial amounts of the insurance coverage required hereunder are as follows:

Construction – 2,000,000 primary and 10,000,000 Umbrella – 7/15/13 to 1/15/15 – 10 Years Completed operations

Builders Risk - $5,000 Deductible – 16 month project

Based upon the following:

$25,848,000 Hard Cost

$12,856,422 Soft Costs

$4,500,000 Loss of Rents

Insurance Reports.   At Lender’s written request, Borrower shall provide Lender reports on each existing insurance policy showing such information as Lender may reasonably request, including, without limitation, the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the properties insured; (v) the then-current property values on the basis of which insurance has been obtained; (vi) the manner of determining those values; and (vii) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Failure to Maintain Required Insurance.   If Lender determines at any time during the term of the Loan that any required insurance is not in force or that the policy is in an amount less than required by Lender and Borrower fails to purchase the required insurance or correct any deficiencies within forty-five (45) days after written notice of the deficiency, Lender may purchase the required insurance on Borrower’s behalf and charge Borrower the cost of the premiums and fees incurred in purchasing the insurance. If Lender decides to purchase or replace insurance on Borrower’s behalf and Lender or one of Lender’s related entities sells the required insurance, the replacement insurance may be purchased by Lender from Lender or Lender’s related entity. Such lender-placed coverage may be substantially more expensive than a policy obtained by Borrower, may not cover Borrower as an insured, may not cover Borrower’s equity, and may not provide the same scope of coverage as a policy obtained by Borrower. Lender or one of Lender’s affiliates may be paid a commission for placement of the lender-placed coverage, if applicable.

DAMAGE OR DESTRUCTION; APPLICATION OF INSURANCE PROCEEDS.   Subject to any different arrangement that may apply as a consequence of a subordination, nondisturbance, and attornment agreement between Lender, the owner of the Real Property, and any tenant occupying all or an portion of the Real Property, if any of the Real Property is damaged or destroyed by casualty of any nature before the Indebtedness is paid in full and Borrower is no longer entitled to obtain Advances, then Borrower shall use funds other than Construction Funds to restore the Real Property promptly to the condition in which it was before such damage or destruction occurred. Lender shall not be obligated to resume the Disbursement of Construction Funds until such restoration has been accomplished. The Security Instruments may contain provisions that permit Lender, at its option, to receive and retain any insurance proceeds payable with respect to any loss or damage to the Real Property and to apply the insurance proceeds to the reduction of Indebtedness, the payment of any lien affecting the Real Property, or the restoration and repair of the Real Property. In the administration of this Loan, Lender agrees that, provided the insurance proceeds are paid to Lender and all of the following conditions are continuously met, the insurance proceeds shall be deposited in a special escrow account under Lender’s exclusive control to be advanced by Lender to Borrower for the costs of restoration and repair of the Real Property or Improvements and the completion of the Project:

(i)	Borrower notifies Lender in writing of Borrower’s desire and intent to restore and repair the damaged Real Property.

(ii)

There exists no Event of Default or any other event or condition which, on the giving of notice or the passage of time, or both, would constitute an Event of Default under the terms of this Agreement or the Related Documents.

(iii)	Intentionally Deleted.

(iv)

Lender has not paid the insurance premium or advanced the insurance premium on behalf of Borrower or the owner of the Real Property that sustained the casualty loss, regardless of whether the amount paid or advanced by Lender was added to the Indebtedness secured by the Security Instruments (i.e., the insurance premium must not have been paid by Lender).

(v)

If the insurance proceeds deposited to the escrow fund are insufficient in Lender’s reasonable judgment to pay the anticipated cost of restoring and repairing the damaged Real Property in full, and line item savings or contingency, in each instance, only if specifically approved by Lender in advance, acting reasonably, are not otherwise available to make up the deficiency, Borrower deposits to the escrow account such additional sums as Lender may require to pay the anticipated costs of the restoration and repair of the damaged Real Property in full. Funds deposited by Borrower may, at Lender’s option, be applied to the restoration and repair of the damaged Real Property before insurance proceeds.

(vi)

Borrower presents evidence satisfactory to Lender and its counsel that (a) the proposed restoration and repairs are economically feasible; (b) Lender’s security is not and will not be impaired thereby; (c) Borrower has the ability and willingness to repay the Indebtedness as and when due during the period of restoration and repair; and (d) the resulting value of the Real Property following the restoration and repair of the Real Property will not be less than the value of the Real Property before the casualty loss.

(vii)

Borrower submits plans and specifications, the identity of each proposed contractor, and each contract for the repair and restoration of the damaged Real Property to Lender for its review and approval, and Lender gives its written approval of the same, which approval shall not be unreasonably withheld or delayed. However, in no case shall Lender be required to be a party to any such contract or agreement.

(viii)	Lender does not and, in Lender’s judgment, is not likely to, incur any liability to any other person as a result of such use or release of insurance proceeds.

(ix)

The restoration and repairs commence, progress, and are completed within a reasonable period of time, as reasonably determined by Lender, and in any event, such restoration and repairs can be completed prior to the then scheduled maturity of the Loan.

Any funds remaining in the escrow account after completion of the restoration and repair of the damaged Real Property and the completion of the Project may be applied by Lender toward the satisfaction of the Indebtedness. The application of insurance proceeds toward the satisfaction of the Indebtedness shall not extend or postpone the due date of payments due under the terms of the Note or Related Documents. In the event of a foreclosure of the Security Instrument encumbering all or any portion of the Real Property, a deed in lieu of foreclosure, or any other transfer of title in satisfaction of any indebtedness or obligation secured by the Real Property, all of Borrower’s right, title, and interest in and to any insurance policies then in force with respect to the Real Property foreclosed or transferred, and any insurance proceeds resulting from loss or damage to such Real Property which occurred prior to such foreclosure or transfer, shall pass to Lender or Lender’s grantee or to the purchaser of such Real Property, as the case may be.

LENDER’S RIGHT TO INSPECT AND TEST.   Lender and its agents (including the Contract Administrator, if any) shall at all times upon no less than forty-eighty hours prior notice to Borrower have the following rights, each of which can be exercised at any reasonable time or times: (i) the right of entry and free access to the Project Property and the right to inspect all work done, labor performed, and materials furnished with respect to the Project; (ii) the right to enter upon the Real Property and to conduct such commercially reasonable investigations, inspections, and tests at Borrower’s expense as Lender reasonably deems appropriate to ensure the continued compliance of Borrower, the Improvements, the Project Property, and the Real Property with the requirements of this Agreement and with all applicable legal requirements, including Environmental Laws, building restrictions, restrictive covenants, building codes, ordinances, zoning restrictions, setback requirements, and rights of adjoining or concurrent property owners; (iii) the right to inspect any other Collateral and Borrower’s other assets; and (iv) the right to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. Lender agrees that prior to an Event of Default, or such other event or conditions as Lender may determine reasonably warrant it doing so, it shall neither contact any subcontractor nor supplier of materials or supplies without prior notice to the Contractor. If Borrower now or hereafter maintains any records (including, without limitation, computer-generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower shall, at Lender’s request, notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records Lender may request, all at Borrower’s expense. Lender shall have unrestricted access to and the right to copy all records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower relating in any way to the Project.

LIMITATION OF LENDER’S RESPONSIBILITY.   Each survey, inspection, report, and appraisal requested or required by Lender under this Agreement or made by, on behalf of, or for the benefit of Lender in connection with the Loan (including any survey, inspection, report, or appraisal made by or at the direction of the Contract Administrator, if any) shall be solely for Lender’s own use and protection and not for the benefit or the protection of Borrower or any other person or entity. Borrower acknowledges and agrees that (i) Lender makes no warranty or representation as to the accuracy, completeness, or sufficiency of any such survey, inspection, report, or appraisal; (ii) neither Borrower nor any other person or entity may rely upon any such survey, inspection, report, or appraisal; and (iii) Borrower will not rely upon any such survey, inspection, report, or appraisal. Such surveys, inspections, reports, and appraisals do not constitute any assurance or representation to Borrower or to any other person or entity as to (i) the value or condition of any property; (ii) the quality or quantity of work performed, materials used, or construction completed; or (iii) compliance with plans, specifications, Environmental Laws, building restrictions, ordinances, restrictive covenants, building codes, zoning laws, or other legal requirements. No Disbursement of Construction Funds shall constitute or be interpreted as (i) an approval or acceptance by Lender of the work performed, materials used, or construction completed through the date of the Disbursement of Construction Funds; or (ii) a representation or indemnity by Lender against any deficiency or defect in the work, materials, or construction, or against any breach of any contract. Inspections and approvals of the Plans and Specifications, the Improvements, the workmanship and materials used in the Improvements, and the exercise of any other right of inspection, approval, or inquiry granted to Lender in this Agreement are acknowledged to be solely for the protection of Lender’s interests, and under no circumstances shall they be construed to impose any responsibility or liability of any nature whatsoever on Lender to Borrower or any other person or entity. Neither Borrower nor any contractor, subcontractor, laborer, supplier of materials, nor any other person or entity shall rely, or have any right to rely, upon Lender’s determination of the appropriateness of any Disbursement of Construction Funds.

REPRESENTATIONS AND WARRANTIES.   Borrower represents and warrants to Lender that (i) as of the date of this Agreement; (ii) as of the date of each Disbursement of Construction Funds; (iii) as of the date of any renewal, extension, or modification of the Loan; and (iv) at all times any Indebtedness exists:

Authority to Do Business.   Borrower is duly authorized to transact business in the state in which the Project Property is located and in all other states in which Borrower is doing business, having made all necessary filings and having obtained all necessary governmental licenses, permits, and approvals. Borrower is duly organized and constituted, validly existing, and in good standing in each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified to engage in business in all states in which the failure to so qualify would have a material adverse effect on Borrower’s business or financial condition. Borrower has the full power and authority to own Borrower’s assets and to transact all businesses in which Borrower is presently engaged or presently proposes to engage.

Assumed Business Names.   Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. If Borrower currently operates or does business under any assumed name, the following is a complete list of the assumed business names under which Borrower currently does business: “REALM Patterson Place”, provided that Borrower reserves the right to change the name of the Project prior to completion upon written notice to Lender.

Authorization.   Borrower’s execution, delivery, and performance of this Agreement and all of the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under any provision of (i) Borrower’s organizational documents, if Borrower is an entity; (ii) any documents that govern, regulate, or limit Borrower’s business activities or affairs; (iii) any agreement or other instrument binding upon Borrower; (iv) any applicable law or governmental regulation; or (v) any court decree or order applicable to Borrower or to Borrower’s assets.

Financial Information.   Borrower’s financial statements supplied to Lender truly and completely disclose Borrower’s financial condition in all material respects as of the date of each such statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Assets.   Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and approved by Lender in writing, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s assets free and clear of all liens and Security Interests and has not executed any security documents or financing statements relating to such assets. All of Borrower’s assets are titled in Borrower’s legal name, and Borrower has not used, or been named as a “debtor” in any financing statement under, any other name within the last five (5) years.

Hazardous Substances.   Except as previously disclosed to and approved by Lender in writing, Borrower represents and warrants that (i) during the period of Borrower’s ownership or occupancy of the Real Property, there has been no use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance by any person on, under, about, or from any of the Real Property in violation of applicable Environmental Laws; (ii) Borrower has no knowledge of, or reason to believe that there has been, any violation of any Environmental Laws or any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any Hazardous Substance on, under, about, or from the Real Property by any current or prior occupant or owner of any of the Real Property in violation of applicable Environmental Laws; and (iii) Borrower has no knowledge of, or reason to believe that there exists, any threatened or pending claim, action, investigation, or proceeding seeking to enforce any right or remedy against Borrower, the Real Property, or any current or prior occupant or owner of any of the Real Property under any Environmental Laws. The representations and warranties contained in this section are based on Borrower’s due diligence in investigating the Real Property for hazardous waste and Hazardous Substances and the environmental report delivered to Lender prior to the closing of the Loan.

Litigation and Claims.   Other than tenant evictions in the ordinary course of business and as has been previously disclosed to and approved by Lender in writing, no litigation, claim, investigation, administrative proceeding, or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may have a material adverse effect on Borrower’s financial condition or assets.

Taxes.   To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments, and other governmental charges have been paid in full, except those which are presently being, or are going to be, contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority.   Except as previously disclosed to and approved by Lender in writing, Borrower has not entered into or granted any Security Instruments or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral that would be prior to, or that may in any way be superior to, Lender’s Security Interests and rights in and to the Collateral.

Binding Effect.   This Agreement, the Note, and all Related Documents are binding upon the signers thereof and their respective successors, representatives, and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS.   Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full and Borrower is no longer entitled to obtain Advances, Borrower will:

Evidence of Authority.   Provide to Lender such properly certified resolutions, authorizations, documents, and instruments as Lender may reasonably request from time to time, including, for example, resolutions that (i) authorize the acquisition of the Project Property, the construction of the Project, the obtaining of the Loan, the encumbrance of Borrower’s assets to secure the Loan, and the execution of this Agreement, the Note, and the other Related Documents; (ii) designate those persons authorized to sign and deliver this Agreement, the Note, and the Related Documents on behalf of Borrower; and (iii) ratify and confirm actions previously taken by or on behalf of Borrower.

Loan Fees and Expenses.   Pay upon written demand (i) all Loan closing costs; (ii) all Loan fees; (iii) all title examination fees, title insurance premiums, appraisal fees, survey costs, inspection fees, filing and recording fees, and filing and recording taxes (including recordation, intangible, mortgage, and documentary stamp taxes); and (iv) all reasonable out-of-pocket expenses actually incurred by Lender in connection with the preparation of Loan documents, the making of the Loan, and the management and oversight of the Loan, including Lender’s reasonable attorneys’ fees for Lender’s outside counsel.

Taxes, Liens, and Claims of Lien.   Pay and discharge when due and before they become delinquent all of Borrower’s indebtedness and obligations of every kind and nature, including, without limitation, all taxes, assessments, governmental charges, levies, and claims (including all claims for labor done and materials and services furnished in connection with the Project) that, if not paid, are or might become a lien, claim of lien, or charge upon all or any portion of the Collateral, the Project Property, the Improvements, Borrower’s Funds, the undisbursed Loan principal, or any of Borrower’s assets, income, or profits. With respect to claims for labor performed and materials and services furnished in connection with the Project, Borrower shall (i) cause all such claims to be fully paid and discharged in a timely manner; (ii) diligently file or procure the filing of a valid notice of completion of the Improvements, or such comparable document(s) as may be permitted under applicable lien laws; (iii) diligently file or procure the filing of a notice of cessation, or such comparable document(s) as may be permitted under applicable lien laws, if there is a cessation of labor on the Project for a continuous period of thirty (30) days or more; and (iv) take all steps necessary to remove or satisfy all liens and claims of lien arising from such claims. However, Borrower shall not be required to pay and discharge any such indebtedness, obligation, tax, assessment, charge, levy, or claim so long as (i) Borrower is in good faith contesting the indebtedness, obligation, tax, assessment, charge, levy, or claim by appropriate proceedings filed and asserted in a timely and proper manner; and (ii) at Lender’s option, Borrower has either established a bond, deposited funds with Lender sufficient to pay, or established on its books adequate reserves in accordance with GAAP with respect to, such contested indebtedness, obligation, tax, assessment, charge, levy, or claim. If the indebtedness, obligation, tax, assessment, charge, levy, or claim does become a lien, claim of lien, or charge upon all or any portion of the Collateral, the Project Property, the Improvements, Borrower’s Funds, the undisbursed Loan principal, or any of Borrower’s assets, income, or profits, then Lender may demand that Borrower take such action or actions as may be necessary to remove or satisfy the lien, claim of lien, or charge if Lender reasonably believes that the lien, claim of lien, or charge has or may have (i) priority over Lender’s Security Interest in any Collateral, or (ii) an adverse effect on Lender’s orderly administration of the Loan. If Borrower fails to remove any such lien, claim of lien, or charge which it is required to discharge as provided above within ten (10) days of written notice from Lender to Borrower, then Lender may (i) pay such lien, claim of lien, or charge from funds deposited by Borrower with Lender as provided in this section; (ii) pay such lien, claim of lien, or charge from the Construction Funds, in which case the Disbursement of Construction Funds shall be considered as having been duly authorized by Borrower; (iii) pay such lien, claim of lien, or charge as an expense on Borrower’s behalf, in which case the payment will be considered an expense paid by Lender that is subject to the section of this Agreement entitled “Lender’s Expenditures”; (iv) contest the validity of the lien, claim of lien, or charge, in which case Borrower shall pay all costs and expenses of such contest, including Lender’s reasonable attorneys’ fees; or (v) take or refrain from taking such other actions as Lender believes to be in Lender’s interest.

Performance.   Perform and comply, in all material respects and in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any such agreement.

Compliance Certificates.   Contemporaneously with providing the annual financial statements as required herein below, and such other times as may be requested by Lender, provide Lender with a compliance certificate signed by Borrower’s chief financial officer or some other officer or person acceptable to Lender. The compliance certificate shall certify that the representations and warranties set forth in this Agreement and the Related Documents are true and correct as of the date of the certificate and that, as of the date of the certificate, no Event of Default exists under this Agreement or the Related Documents.

Notices of Claims and Litigation.   Promptly inform Lender in writing of (i) all material adverse changes in Borrower’s financial condition; and (ii) all existing and all threatened litigation, claims, investigations, administrative proceedings, or similar actions affecting the Project Property, any Collateral, Borrower, any Guarantor, or the owner of the Project Property or any Collateral which could have a material adverse effect on the Project Property, any Collateral, or the financial condition of Borrower, any Guarantor, or the owner of the Project Property or any Collateral.

Additional Assurances.   Make, execute, and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, corrective instruments, documents, and other agreements as Lender or its counsel may reasonably request to evidence and secure the Loan, to perfect all Security Interests in the Collateral and Improvements, and to correct any deficiencies or errors in this Agreement or the Related Documents.

COVENANTS REGARDING FINANCIAL INFORMATION.   Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full and Borrower is no longer entitled to obtain Advances, Borrower will:

Financial Records.   Maintain Borrower’s books and records in accordance with GAAP, applied on a consistent basis, and permit Lender upon no less than forty-eight hours prior notice to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements and Related Information.   Furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request, including, but not limited to, the following:

Annual Financial Statements.   As soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended.

Tax Returns.   As soon as available, but in no event later than fifteen (15) days after the applicable filing date, including extensions, for the tax reporting period ended, federal and other governmental tax returns and all schedules relating thereto, including Schedule K-1 (if applicable).

Monthly Management Reports.   Commencing upon completion and occupancy of any portion of the Project Property, monthly management reports consisting of operations information, rent rolls, cash flows and a profit and loss statement as of the end of each calendar month, such management reports to be due no later than fifteen (15) days after the end of each month.

Additional Information and Statements.   Such additional information and statements, lists of assets and liabilities, aging of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may reasonably request from time to time.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

NEGATIVE COVENANTS.   Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full and Borrower is no longer entitled to obtain Advances, Borrower will not do any of the following without first obtaining Lender’s prior written consent:

Indebtedness and Liens.   (i) Create, incur, or assume indebtedness for borrowed money, including capital leases, except for indebtedness to Lender and trade debt incurred in the ordinary course of business; (ii) sell, transfer, or lease any of Borrower’s assets, except for the sale or lease of inventory and entering into standard tenant leases in the ordinary course of business; (iii) sell with recourse any of Borrower’s accounts, except to Lender; or (iv) create or allow to be created any lien or charge upon any of Borrower’s assets, other than Permitted Liens and development easements approved in advance by Lender.

Pay Dividends or Distributions.   Declare or pay any dividend or make any distribution following the occurrence of an Event of Default.

Continuity of Operations.   (i) Engage in any business activities substantially different than those in which Borrower is presently engaged; (ii) merge with, acquire, or consolidate with any other business entity; (iii) convert to a different kind of business entity; (iv) change Borrower’s name; or (v) cease operations, liquidate, or dissolve.

Loans, Acquisitions, and Guaranties.   (i) Lend money, invest in, or advance money or assets to any other person, enterprise, or entity; (ii) purchase, create, or acquire any interest in any other enterprise or entity; or (iii) incur any obligation as surety or guarantor other than in the ordinary course of business.

Sale, Transfer, or Lease of Collateral.   Sell, transfer, or lease any Collateral, except for the sale or lease of inventory or standard tenant leases in the ordinary course of business.

Liens on Collateral.   Create, or allow to be created, any lien or charge upon the Collateral, other than Permitted Liens.

Change of Ownership.   Except with respect to direct and indirect transfers permitted pursuant to Section 10.1 (with respect to GGT Patterson Place Holdings, LLC) and Section 10.2 (with respect to Bainbridge Patterson Place, LLC) of the Limited Liability Company Agreement of Borrower dated on or about June 26, 2013 (the “Borrower LLC Agreement”), have any material change in the ownership of Borrower without the prior written consent of Lender. A change in ownership or control is “material” if it involves, in the aggregate, the sale, transfer, or conveyance without Lender’s prior written consent of more than twenty-five percent (25%) of the voting stock, partnership interests, or limited liability company interests, as the case may be, of a corporation, partnership, limited partnership, or limited liability company.

Change in Management.   If Borrower is an entity, have a change in the person or persons who have responsibility for the management and control of Borrower and Borrower’s business operations, without the prior written consent of Lender. Without limiting the foregoing, a change in management and control of Borrower and Borrower’s business operations shall be deemed to have occurred if prior to “Completion of Improvements” (as defined in the Construction Loan Guaranty Agreement dated of even date herewith executed by Bainbridge Holdings I, LLC, et al in favor of Lender, referred to herein as the “Guaranty’), Bainbridge Patterson Place, LLC is no longer the “Operating Member” of the Borrower. After “Completion of Improvements” occurs, Bainbridge Patterson Place, LLC may be removed as “Operating Member” of Borrower without the consent of Lender, but only if such removal is for “Cause” in accordance with Section 6.7 of the Borrower LLC Agreement. Any other removal shall require the prior written consent of Lender. Borrower shall not modify or permit the modification of Sections 6.7, 10.1, 10.2 or any provisions regarding the authority of the “Operating Member” without the prior written consent of Lender.

Agreements.   Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

Modification or Amendment.   Enter into or otherwise consent to any modification or amendment to any declaration, restrictive covenant, easement or similar item applicable to the Project Property without the prior written consent of Lender.

RIGHT OF SETOFF.   To the extent permitted by applicable law, and assuming an Event of Default has occurred, Lender shall have a right of setoff with respect to all of Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA, Keogh, or trust accounts for which setoff is prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this section. Borrower further authorizes Lender to exercise its right of setoff one or more times to collect any past due payment, any sums then payable, or the entire unpaid outstanding balance of the Indebtedness if the Loan is then due and payable in full. However, Lender shall not exercise its right of setoff under this section unless and until an Event of Default shall have occurred and is continuing.

INCREASE IN INTEREST RATE IF DEPOSIT ACCOUNT RELATIONSHIPS NOT ESTABLISHED AND MAINTAINED.    For purposes of this Agreement, each of the following is considered a “Required Depositor”: GGT Patterson Place NC Venture, LLC. The interest rate for the Loan is a competitive rate based, at least in part, on Borrower’s assurance and Lender’s expectation that each Required Depositor will establish and maintain the Required Depositor’s primary business deposit account with Lender. Borrower warrants and represents to Lender that each Required Depositor (i) either currently maintains its primary business deposit account with Lender or will establish its primary business deposit account with Lender before Lender funds the Loan, and (ii) will continuously maintain its primary business deposit account with Lender, at least until the Indebtedness is paid in full. If a Required Depositor ceases for any reason to establish and continuously maintain its primary business deposit account with Lender as required by this section, Lender will, after first giving Borrower at least ten days prior written notice (during which ten day period Borrower may remedy the oversight), increase the rate that interest will accrue on the outstanding principal balance of the Loan to a higher interest rate by adding 300 basis points (3.00 percentage points) to the interest rate that would otherwise apply to the Loan from time to time. In addition, Lender may increase the required periodic payment amount from time to time in order to maintain the same amortization schedule. In the absence of manifest error or bad faith, Lender’s determination of the following shall be conclusive: (i) whether a Required Depositor has established its primary business deposit account with Lender and thereafter continuously maintained its primary business deposit account with Lender, (ii) the interest rate that will apply to the Loan if a Required Depositor fails to establish and continuously maintain its primary business deposit account with Lender, and (iii) the required periodic payment amount following any increase in the interest rate. Borrower agrees to promptly execute and deliver to Lender any requested modification, amendment or replacement note or loan agreement, containing terms consistent with this provision.

DEFAULT.   Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.   If any principal on the Loan or the Indebtedness is not paid and performed as and when due or is otherwise in default or if any interest due on the Loan or Indebtedness is not paid within five (5) days of the due date provided that no grace period shall be applicable to the interest due at maturity whether by acceleration or otherwise.

Default under Related Documents.   The occurrence of an event or condition that constitutes a default under the terms of the Note, any of the Security Instruments, or any of the other Related Documents, including a default or event of default under the Guaranty by any party obligated thereunder.

Default under Other Loan.   Borrower defaults under any other loan, extension of credit, or obligation owed to Lender, which default continues beyond any applicable grace and/or cure period.

Other Defaults.   Borrower fails to keep, perform, observe, or comply with any covenant, agreement, term, or condition that Borrower is required to keep, perform, observe, or comply with under provisions of this Agreement, any of the Related Documents, or any other agreement between Lender and Borrower.

False Statements.   Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower, any Guarantor, or the owner of any Collateral under this Agreement or the Related Documents (i) is false or misleading in any material respect, either now or at the time made or furnished, or (ii) becomes false or misleading in any material respect at any time thereafter.

Ineffectiveness of Agreements; Defective Collateralization.   This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Instrument to create a valid and perfected Security Interest possessing the priority required by this Agreement or the Related Documents) at any time or for any reason.

Creditor or Forfeiture Proceedings.   Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor or any governmental agency against any Collateral or the garnishment of any account Borrower or any Guarantor maintains with Lender or any of Lender’s subsidiaries or affiliates, including any deposit account or securities account. However, this Event of Default shall not apply if (i) there is a good faith dispute as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and (ii) Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond protecting Lender from any claim or loss resulting from the creditor or forfeiture proceeding in an amount determined by Lender as being an adequate reserve or bond for the dispute.

Breach of Construction Contract.   The Improvements are not constructed in accordance with the Plans and Specifications and in accordance with the terms of any Construction Contract (as the same may be modified pursuant to the terms of this Agreement).

Cessation of Construction.   Subject to delays for force majeure events as hereinafter provided, prior to the completion of construction and equipping of the Improvements, the construction or equipping of the Improvements is abandoned or work thereon ceases for a period of more than thirty (30) days for any reason, or the Improvements are not completed for purposes of final payment to a Contractor prior to the Completion Date.

Actual or Threatened Contamination.   The actual or threatened (i) installation, storage, treatment, generation, manufacture, or use of Hazardous Substances on, under, or about any of the Real Property in violation of Environmental Laws or any other applicable law, regulation, or ordinance; or (ii) disposal, discharge, or release of Hazardous

Substances on, under, about, or from any of the Real Property in violation of Environmental Laws, with respect to which Borrower fails to commence the cure within 30 days or, so long as Borrower is diligently making efforts to complete the cure, to complete the cure within 120 days of such disposal, discharge, or release.

Events Affecting Guarantor.   Any Guarantor (i) revokes or disputes the validity of, or Guarantor’s liability under, the Guarantor’s Guaranty; (ii) fails to provide Lender within the time prescribed by Lender any financial information Guarantor is required to provide Lender; or (iii) breaches any covenant or agreement Guarantor has made to or with Lender relating to Guarantor’s guaranty obligations, including any agreement supplemental to Guarantor’s Guaranty. Notwithstanding the foregoing or anything to the contrary contained herein, all covenants, obligations, terms, conditions and other provisions in this Agreement pertaining to the Guarantor shall automatically terminate and be of no force or effect upon completion of Improvements and release by Lender of the Guaranty in accordance with the terms thereof.

Letter of Credit Default.   A default or failure to perform by Borrower under any document or agreement executed or delivered in connection with any letter of credit issued by Lender on behalf of Borrower or any draw by a beneficiary under any such letter of credit.

EFFECT OF AN EVENT OF DEFAULT; NOTICE AND OPPORTUNITY TO CURE.   In the administration of the Loan and the enforcement of the Related Documents, the following provisions will apply notwithstanding contrary provisions in this Agreement or the Related Documents:

Remedies.   Upon the occurrence of any Event of Default and at any time thereafter until the cure thereof, Lender may, at its option, but without any obligation to do so, and in addition to any other rights Lender may have, do any one or more of the following: (i) cancel this Agreement; (ii) institute appropriate proceedings to enforce the performance of this Agreement; (iii) withhold further disbursements of Loan Proceeds; (iv) expend funds necessary to remedy the default; (v) accelerate the maturity of the Note and/or Indebtedness and demand payment of all sums due under the Note and/or Indebtedness; (vi) bring an action on the Note and/or Indebtedness; (vii) foreclose Lender’s Security Instruments, if any, in any manner available under law; and (viii) exercise any other right or remedy which it has under this Agreement, the Note, or other Related Documents, or which is otherwise available at law or in equity or by statute.

Interest after Default.   If an Event of Default occurs under this Agreement or any of the Related Documents, Lender’s risk of not being paid what Lender is owed increases. To compensate Lender for this risk and to discourage default, the Note may include a provision (a “Default Rate Provision”) that permits Lender to increase the interest rate on the Note following the occurrence of an Event of Default. In the interpretation and application of each such Default Rate Provision, Lender may increase the interest rate one or more times to a rate or rates (each a “Default Rate”) that Lender determines, not to exceed the lesser of (i) the maximum Default Rate permitted under the terms of the Default Rate Provision, or (ii) the maximum rate allowed by applicable law. However, Lender will not increase the interest rate to a Default Rate without first giving Borrower at least ten (10) days prior written notice of the occurrence of the Event of Default and of Lender’s intent to increase the interest rate pursuant to the Default Rate Provision, during which ten (10) day period Borrower may cure the default and thereby avoid an increase in the interest rate to Default Rate.

Notice and Opportunity to Cure before Acceleration.   If an Event of Default occurs under this Agreement or any of the Related Documents, Lender will not accelerate the Indebtedness and demand payment of the Loan in full without first giving such notice of default and opportunity to cure as is provided for in the Note or as is otherwise required by law. Notwithstanding the foregoing, following the occurrence of an Event of Default, Lender may take actions other than accelerating the Indebtedness in order to protect its interests without first giving notice or the opportunity to cure, including, but not limited to, requiring tenants to make rental payments directly to Lender, suspending the making of future Advances, and/or exercising Lender’s right of setoff one or more times to collect delinquent Loan payments.

Relationship to State Law.   Notwithstanding the foregoing or any other provision of this Agreement and/or the Related Documents, if any provision of applicable law requires that Borrower be granted a longer notice period or a greater opportunity to cure, that provision of law shall control; provided, however, that the applicable notice period set forth in this Agreement or the Related Documents shall run concurrently with the notice period required by law.

LENDER’S EXPENDITURES.   If (i) any action or proceeding is commenced or any lien or claim of lien is asserted that could materially affect Lender’s interest in any of the Collateral, or (ii) Borrower fails to comply in any material respect with any provision of this Agreement or any Related Document, including, but not limited to, Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Document, then Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender reasonably deems appropriate, including, but not limited to, discharging or paying all taxes, liens, claims of lien, security interests, encumbrances, and other claims at any time levied or placed on any Collateral and paying all costs for insuring, maintaining, and preserving any Collateral. All such reasonable out-of-pocket expenses actually incurred or paid by Lender will (i) be considered expenses incurred for the preservation of the Collateral, (iii) become part of the Indebtedness, (iii) bear interest at the rate charged under the Note from and including the date incurred or paid by Lender to the date of repayment by Borrower, and (iv) be secured by the Security Instruments. All such expenses incurred or paid by Lender will, at Lender’s option, (i) be payable on demand, (ii) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due over the remaining term of the Note, or (iii) be added to the balance of the Note and be treated as a balloon payment which will be due and payable at the Note’s maturity.

COMPLETION OF IMPROVEMENTS BY LENDER.   If Lender takes possession of the Project Property following the occurrence of an Event of Default, it may take any and all actions necessary in its judgment to complete construction of the Improvements, including, but not limited to, making changes in the Plans and Specifications, work, or materials and entering into, modifying, or terminating any contractual arrangements, subject to Lender’s right at any time to discontinue any work without liability. If Lender elects to complete the Improvements, it will not assume any liability to Borrower or to any other person for completing the Improvements or for the manner or quality of construction of the Improvements, and Borrower expressly waives any such liability. Following an Event of Default, Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to complete the Improvements, at Lender’s option, either in Borrower’s name or in its own name. In any event, all sums expended by Lender in completing the construction of the Improvements will be considered an expense paid by Lender that is subject to the section of this Agreement entitled “Lender’s Expenditures.” For these purposes, Borrower assigns to Lender all of its right, title, and interest in and to the Project Documents. However, Lender will not have any obligation under the Project Documents unless Lender expressly hereafter agrees to assume such obligations in writing. Lender will have the right (but is under no obligation) to exercise any of Borrower’s rights under the Project Documents following the occurrence of an Event of Default. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently.

INDEMNIFICATION OF LENDER.   Borrower agrees to indemnify, defend, and hold Lender and its officers, directors, employees, and agents harmless from and against any and all claims, suits, obligations, damages, losses, costs, expenses (including, without limitation, reasonable attorneys’, architect’s, and engineering fees), demands, liabilities, penalties, fines, and forfeitures of any nature whatsoever and whenever actually suffered or incurred by Lender or its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by, (i) this Agreement or the Related Documents; (ii) a breach by Borrower of this Agreement or the Related Documents; (iii) the exercise of the rights and remedies granted Lender under this Agreement or the Related Documents; or (iv) the use, generation, manufacture, storage, disposal, release, or threatened release of a Hazardous Substance on, under, about, or from the Real Property in violation of Environmental Laws. Borrower releases and waives any future claims against Lender and its officers, directors, employees, and agents for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any Environmental Law for the use, generation, manufacture, storage, disposal, release, or threatened release of a Hazardous Substance on, under, about, or from the Real Property. Lender shall have the right (i) to commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, the Related Documents, or the Disbursement of Construction Funds; and (ii) to appear in any action or proceeding to defend itself against such claims. Lender shall be entitled to settle or compromise any asserted claims against it, and such settlement shall be binding upon Borrower for purposes of this section. All related costs and expenses incurred by Lender (including reasonable attorneys’ fees incurred by Lender) shall be paid by Borrower to Lender. The provisions of this section of the Agreement shall survive the payment of the Indebtedness and the expiration, cancellation, or termination of this Agreement, and shall not be affected by Lender’s acquisition of any interest in any of the Project Property or the Real Property, whether by foreclosure or otherwise. However, in interpreting and applying this provision or any similar provision contained in any of the Related Documents that requires a Borrower to indemnify Lender and hold Lender harmless, the indemnity and hold harmless provision shall not be construed so as to require Borrower to indemnify Lender or hold Lender harmless from or against Lender’s own gross negligence, willful misconduct, or wrongful acts.

MISCELLANEOUS PROVISIONS.   The following miscellaneous provisions are a part of this Agreement:

Amendments.   This Agreement, together with the Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Force Majeure.   If either Lender or Borrower is delayed, hindered, or prevented from performing any act required under this Agreement by reason of war, governmental restrictions, civil commotion, shortage of labor or materials, strikes, fire, unusual severe weather event, acts of God, or any other reason beyond the control of the party obligated to perform, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended one (1) day for each day in the period of delay. However, the provisions of this section shall not apply to Borrower’s obligations to make payments on the Loan or any other sums, monies, costs, charges, or expenses required by this Agreement or the Related Documents.

Attorneys’ Fees; Expenses.   Provided an Event of Default occurs, Borrower agrees to pay upon demand all of Lender’s reasonable costs and expenses actually incurred in connection with the enforcement of this Agreement or the Related Documents, whether or not an action or claim is filed. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Lender’s costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses incurred in connection with litigation, alternative dispute resolution proceedings, bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court. However, to the extent this Agreement or the Related Documents require any Borrower or Guarantor to pay Lender’s attorneys’ fees following the occurrence of an Event of Default, Lender will be permitted to recover its attorneys’ fees only to the extent they are reasonable in amount and are actually incurred by Lender, without regard to any statutory presumption as to the amount of such attorneys’ fees or any percentage amount specified in the Related Documents.

Notices.   Any notice to Borrower required or permitted by this Agreement will be deemed to be delivered when the notice has been (i) sent postage prepaid by certified or registered mail, return receipt requested, or by any nationally recognized overnight courier to Borrower’s address for notification purposes as stated at the beginning of this Agreement or to Borrower’s most recent address as appears in Lender’s records and three (3) business days has lapsed; (ii) received by telefacsimile; or (iii) personally delivered. Notice delivered to any one Borrower will be deemed delivery to each Borrower. Any notice to Lender required or permitted by this Agreement will be deemed to be delivered when the notice has been received by Lender at Lender’s address as set forth on the first page of this Agreement and acknowledged in writing by an officer of Lender responsible for the administration and oversight of the Loan. Either party may change its notification address by notifying the other party in writing of its new address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s notification address.

Authority to File Notices.   Upon the occurrence of any Event of Default, Borrower appoints and designates Lender as its attorney-in-fact to file for the record any notice that Lender deems necessary to protect its interest under this Agreement. This power shall be deemed coupled with an interest and shall be irrevocable while any sum or performance remains due and owing under this agreement or any of the Related Documents.

Caption Headings.   Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law.   This Agreement will be governed by federal law and, to the extent not preempted by federal law, the laws of the state whose laws govern the Note, without regard to its conflicts of law provisions. For purposes of this Agreement, the District of Columbia is considered a state.

Consent to Loan Sale/Participation.   Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of the Loan or one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Subject to the execution of a confidentiality agreement reasonably acceptable to Borrower, Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of the Loan or any participation interests in the Loan, as well as all notices of any repurchase of the Loan or such participation interests. Borrower also agrees that the purchasers of the Loan or any participation interests in the Loan will be considered as the absolute owners of their respective interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of the Loan or such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of the Loan or such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of the Loan or any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender. No such sale or participation shall result in additional expenses or obligations on the part of Borrower.

No Waiver by Lender.   Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Collateral owner, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Collateral owner’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

Marshalling of Assets.   To the extent permitted by law, Borrower waives the benefits of (i) all existing and future appraisal, homestead, valuation, stay, extension, reinstatement, and redemption laws relating to the Collateral; and (ii) any legal or equitable doctrine or principle of marshalling.

Severability.   If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid, and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity, or enforceability of any other provision of this Agreement.

Joint and Several Liability; Successors and Assigns.   If there is more than one Borrower, the liability of each Borrower under this Agreement shall be joint and several. All representations, warranties, covenants, and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights or obligations under this Agreement without Lender’s prior written consent.

No Fiduciary Relationship.   The relationship between Lender and Borrower is solely that of lender and borrower. The Lender has no fiduciary or other special relationship with or duty to Borrower, and none is created by this Agreement or the Related Documents. Lender has no right to control the business, property, management, or operations of Borrower except as expressly provided in this Agreement and the Related Documents.

No Third-Party Beneficiaries.   This Agreement is for the sole protection and benefit of Lender and Borrower. No other person or persons shall have any right of action on the basis of this Agreement or any right to the Loan Proceeds. Lender (i) does not and shall not owe any duty to any claimant for labor performed or materials furnished in connection with the construction of the Improvements, (ii) is not and shall not be obligated to disburse any portion of the Construction Funds to any such claimant, and (iii) is not and shall not be obligated to exercise any right or power Lender has upon Borrower’s default under the terms of this Agreement or the Related Documents.

Survival of Warranties and Representations.   Borrower understands and agrees that, in making the Loan, Lender is relying on all representations, warranties, covenants, and agreements made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further understands and agrees that regardless of any investigation made by Lender, all such representations, warranties, covenants, and agreements will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as the Indebtedness is paid in full and Borrower is no longer entitled to obtain Advances, or until this Agreement is terminated in the manner provided above, whichever is the last to occur.

Relationship to Related Documents.   This Agreement is intended to supplement the Related Documents and should be construed, to the extent both reasonable and possible, in a manner consistent with the Related Documents. To the extent the provisions of this Agreement conflict with, and cannot be reconciled with, the provisions of the Related Documents (other than the Note), the provisions of this Agreement shall control. To the extent the provisions of this Agreement conflict with, and cannot be reconciled with, the provisions of the Note, the provisions of the Note shall control.

Interpretation.   This Agreement is the result of negotiations between Borrower and Lender and their respective counsel. This Agreement shall not be applied, interpreted, or construed more strictly against a party because that party or that party’s counsel drafted this Agreement.

Execution in Counterparts.   This Agreement and the Related Documents may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and in making proof of this Agreement or any Loan Document, it shall not be necessary to produce or account for more than one such counterpart.

Time is of the Essence.   Time is of the essence in the performance of this Agreement.

DEFINITIONS.   As used in this Agreement:

Advance.   The word “Advance” means a disbursement by Lender of Loan principal. Each Advance shall bear interest from and including the date of disbursement in accordance with the terms of the Note. Until the final Advance, all Advances may be net of any retainage required or permitted in the Construction Contracts.

Agreement.   The word “Agreement” means this Construction Loan Agreement, as this Construction Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached from time to time to this Construction Loan Agreement.

Architect.   The word “Architect” means the architect for the Project.

Architect’s Contract.   The words “Architect’s Contract” mean the contract between Borrower or the owner of the Project Property and the architect for the Project.

Borrower.   The word “Borrower” means the Borrower identified at the beginning of this Agreement and, in addition, all other co-signers and co-makers who sign or assume the Note and all of their respective successors and assigns.

Collateral.   The word “Collateral” means all property and assets granted as collateral security for the Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, whether owned by Borrower or some other person or entity, and regardless of the form in which it is granted.

Contractor.   The word “Contractor” means Bainbridge Mid-Atlantic Construction, LLC.

Contractor Hard Cost Contingency.   The words “Contractor Hard Cost Contingency” means those certain funds set aside in the “Hard Cost” category of the Budget and labeled “Contractor Contingency”.

Construction Contract.   The words “Construction Contract” mean the direct contract between Borrower and Contractor.

Construction Funds.   The words “Construction Funds” mean the sum of (i) the undisbursed Loan principal, and (ii) the collected balance of funds on deposit in a related Controlled Funds Account.

Developer Hard Cost Contingency.   The words “Developer Hard Cost Contingency” means those certain funds set aside in the “Soft Costs” category of the Budget and labeled “Developer Hard Cost Contingency”.

Developer Soft Cost Contingency.   The words “Developer Soft Cost Contingency” means those certain funds set aside in the “Soft Costs” category of the Budget and labeled “Developer Soft Cost Contingency”.

Disbursement of Construction Funds.   The words “Disbursement of Construction Funds” mean (i) an Advance, (ii) a disbursement by Lender of funds on deposit in a Controlled Funds Account, or (iii) a disbursement by Lender that consists of a combination of both Loan principal and funds on deposit in a Controlled Funds Account.

Environmental Laws.   The words “Environmental Laws” mean any and all state, federal, and local statutes, regulations, and ordinances relating to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.   The words “Event of Default” mean any of the events of default set forth in the section of this Agreement entitled “Default.”

Guarantor.   The word “Guarantor” means Bainbridge Holdings I, LLC, a Florida limited liability company.

Hazardous Substances.   The words “Hazardous Substances” mean materials that, because of their quantity, concentration, or physical, chemical, or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported, or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include, without limitation, any and all hazardous or toxic substances, materials, or waste as defined by or listed under the Environmental Laws. The words “Hazardous Substances” also include, without limitation, petroleum and petroleum by-products or any fraction thereof, asbestos, and all flammable, explosive, or radioactive materials.

Improvements.   The word “Improvements” means all buildings, structures, facilities, fixtures, additions, and similar construction on the Project Property funded with Loan Proceeds, including, without limitation, grading, paving, landscaping, and all other work necessary to make the Project usable and complete for its intended purposes.

Indebtedness.   The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents (including all principal and interest), together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender.   The word “Lender” means First-Citizens Bank & Trust Company and its successors and assigns.

Loan Proceeds.   The words “Loan Proceeds” mean all disbursements of Loan principal made by Lender pursuant to this Agreement and the Related Documents.

Permitted Liens.   The words “Permitted Liens” mean (i) liens and security interests in favor of Lender; (ii) liens for taxes, assessments, or similar charges either not yet delinquent or being contested in good faith; (iii) liens of materialmen, mechanics, warehousemen, or carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not yet delinquent and that do not become delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement; (v) liens and security interests to secure obligations incurred by an individual Borrower for personal, family, or household purposes; (vi) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by Lender in writing; and (vii) liens and security interests on Borrower’s assets (other than assets that constitute Collateral) which, in the aggregate, constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Plans and Specifications.   The words “Plans and Specifications” mean the plans and specifications for the Project which have been approved by Lender, together with such changes and additions as may be approved by Lender or otherwise permitted under the terms of this Agreement without Lender’s consent.

Primary Subcontractor.   The words “Primary Subcontractor” means any subcontractor entering into a Primary Subcontractor Contract with the Contractor or relating to the construction and/or development of the Project.

Primary Subcontractor Contract.   The words “Primary Subcontractor Contract” means each contract in excess of $500,000.00 entered into by and between the Contractor and a Primary Subcontractor relating to the construction and/or development of the Project.

Project Documents.   The words “Project Documents” mean all contracts, agreements, and documents relating to the Project or the construction of the Improvements, including, but not limited to, the Plans and Specifications; all studies, data, and drawings relating to the Project; all Construction Contracts; and the Architect’s Contract.

Related Documents.   The words “Related Documents” mean all promissory notes (including the Note), credit agreements, loan agreements, Security Instruments, guaranties, indemnity agreements, environmental agreements, affidavits, verifications, and all other instruments, agreements, and documents executed in connection with the Loan, whether currently existing or created and executed in the future.

Security Instrument.   The words “Security Instrument” mean and include, without limitation, any agreement, promise, pledge, assignment, covenant, arrangement, understanding, or other agreement, whether created by law, contract, or otherwise, that evidences, governs, represents, or creates a Security Interest. The words “Security Instrument” include, without limitation, security agreements, financing statements, mortgages, deeds of trust, security deeds, deeds to secure debt, assignments, pledges, negative pledge agreements, crop pledges, chattel mortgages, collateral chattel mortgages, chattel trusts, factor’s liens, equipment trusts, conditional sales, trust receipts, lien or title retention contracts, leases or consignments intended as security devices, or any other instrument that creates a security or lien interest.

Security Interest.   The words “Security Interest” mean any interest in real or personal property that secures payment of the Indebtedness and/or performance under this Agreement and the Related Documents, whether created by law, contract, or otherwise.

(Signatures Contained On Next Page)

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS FUTURE ADVANCE LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand or caused this Agreement to be signed in its name by a person or persons duly authorized, all as of the date of this Agreement.

BORROWER:			LENDER:

GGT PATTERSON PLACE NC VENTURE, LLC, a Delaware limited liability company			FIRST-CITIZENS BANK & TRUST COMPANY, a North Carolina banking corporation

By:	BAINBRIDGE PATTERSON PLACE, LLC,
	a Florida limited liability company, its Operating Member		By:	/S/ Douglas E. Byrom
Print or type Name: Douglas E. Byrom
	By:	BAINBRIDGE MANAGER, LLC,
		a Florida limited liability company, its Manager	Title:	SVP

By: /S/ Thomas Keady
Thomas Keady, Vice President

STATE OF North Carolina

COUNTY OF Wake

I, a Notary Public for the County and State aforesaid, do hereby certify that the foregoing instrument was voluntarily executed for the purposes therein stated by Thomas Keady, who personally appeared before me this day and acknowledged that he is the Vice President of Bainbridge Manager, LLC, the Manager of Bainbridge Patterson Place, LLC, the Operating Member of GGT Patterson Place NC Venture, LLC, and that by authority duly given and being authorized to do so, executed the foregoing on behalf of the     limited liability company , and is personally known to me or has produced     North     Carolina Driver’s License                     as identification.

Witness my hand and official seal this   26th  day of   June  , 2013.

By: /S/ Linda M. Rich
Notary Public in and for the State of North Carolina

	Printed Name:	Linda M. Rich

(Affix Notary Seal)	My Commission Expires: April 21, 2016

STATE OF NORTH CAROLINA

COUNTY OF    Franklin

I, a Notary Public for the County and State aforesaid, do hereby certify that the foregoing instrument was voluntarily executed for the purposes therein stated by     Douglas E. Byrom                    , who personally appeared before me this day and acknowledged that he/she is the     SVP         of First-Citizens Bank & Trust Company , a     North Carolina commercial bank        , and that he/she, as     SVP                        , being authorized to do so, executed the foregoing on behalf of the     commercial bank            , and is personally known to me or has produced                      as identification.

Witness my hand and official seal this   26th     day of   June     , 2013.

By: /S/ Janet J. Stradley Notary Public in and for the State of North Carolina

	Printed Name:	Janet J. Stradley

(Affix Notary Seal)	My Commission Expires: March 24, 2016

Exhibit 10.4

SCHEDULE 1

Budget

[Omitted as not necessary to an understanding of the Agreement]